Exhibit 2.1



                               AGREEMENT AND PLAN

                                    OF MERGER

                                     BETWEEN

                              NORTHEAST (USA) CORP.

                                       AND

                             BUT IT CHEAP.COM, INC.




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                                TABLE OF CONTENTS
                                                                            PAGE

ARTICLE I DEFINITIONS ........................................................1

ARTICLE II THE PLAN OF MERGER ................................................3
          2.01 The Merger and the Surviving Corporation ......................3
          2.02 Effectiveness of the Merger ...................................4
          2.03 Exchange of Securities.........................................4
          2.04 Adjustment Upon Recapitalization ..............................5
          2.05 Securities Law Matters ........................................5

ARTICLE III REPRESENTATIONS AND WARRANTIES ...................................6
          3.1    Representation and Warranties of BUYC .......................6
          3.1.1  Organization of BUYC ........................................6
          3.1.2  Capitalization ..............................................6
          3.1.3  Subsidiaries ................................................7
          3.1.4  Foreign Qualifications ......................................7
          3.1.5  Other Business Names ........................................7
          3.1.6  Owned Real Estate Interests .................................7
          3.1.7  Leased Real Estate ..........................................7
          3.1.8  Tangible Personal Property ..................................7
          3.1.9  Intangible Personal Property; Computer Programs .............7
          3.1.10 Stockholders; Title to BUYC Stock ...........................7
          3.1.11 Title to Assets .............................................8
          3.1.12 Material Contracts ..........................................8
          3.1.13 Labor Matters ...............................................8
          3.1.14 Loans to and from Stockholders ..............................8
          3.1.15 Licenses and Permits ........................................8
          3.1.16 Authority Relative to Agreement; Enforceability .............8
          3.1.17 Compliance with Other Instruments; Consents .................8
          3.1.18 Compliance with Applicable Laws .............................8
          3.1.19 Environmental Compliance.....................................9
          3.1.20 Financial Statements ........................................9
          3.1.21 Taxes .......................................................9
          3.1.22 Litigation ..................................................9
          3.1.23 Brokerage ..................................................10
          3.1.24 Full Disclosure ............................................10

          3.2   Representations and Warranties of Northeast(USA) Corp....... 10
          3.2.1 Organization ................................................10
          3.2.2 Capitalization ..............................................10
          3.2.3 Authorization ...............................................10
          3.2.4 Title to Assets .............................................10
          3.2.5 No Third Party Consent Required; No Violation of
                Other Instruments ...........................................11
          3.2.6 Litigation ..................................................11
          3.2.7 Brokerage ...................................................11
          3.2.8 Financial Statements ........................................11
          3.2.9 Full Disclosure .............................................11
          3.2.10 Subsidiaries................................................11
          3.2.11 Joint venture and other agreements..........................11


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ARTICLE IV ADDITIONAL COVENANTS AND AGREEMENTS OF THE PARTIES ...............11
          4.01 Corporate Approval ...........................................11
          4.02 Stockholders' Vote ...........................................12
          4.03 Conduct of Business ..........................................12
          4.04 Filing with Securities and Exchange Commission ...............12
          4.05 Access .......................................................12
          4.06 Best Efforts .................................................12
          4.08 Brokers or Finders ...........................................12
          4.09 Environmental Matters ........................................13
          4.10 Exclusive Dealing ............................................13

 ARTICLE V THE CLOSING ......................................................13
          5.01 The Closing ..................................................13
          5.02 Termination ..................................................13
          5.03 Liability on Termination .....................................13
          5.04 Termination Fees..............................................14

 ARTICLE VI CONDITIONS TO OBLIGATION OF EACH PARTY ..........................14
          6.01 No Prohibition of Transaction ................................14
          6.02 Compliance with Law ..........................................14
          6.03 Proceedings, Documentation and Consents ......................14
          6.04 Tax Free Reorganization.......................................15

ARTICLE VII CONDITIONS TO THE OBLIGATION OF BUYC TO CLOSE ...................15
          7.01 Representations and Warranties True at the Closing Date ......15
          7.02 No Material Adverse Change: Officers' Certificates ...........15
          7.03 Corporation's Performance ....................................15
          7.04 Necessary Corporate Approvals ................................15
          7.05 Resolutions Authorizing the Execution of this Agreement ......15
          7.06 Investment Letters ...........................................15
          7.07 Satisfactory Searches ........................................15
          7.08 Environmental Review .........................................16
          7.09 Consents to Transaction ......................................16
          7.10 Dissenters' Rights ...........................................16
          7.11 Title Insurance ..............................................16
          7.12 Financial Statements .........................................16
          7.13 Fairness Opinion .............................................16
          7.14 Results of Investigation .....................................16

 ARTICLE VIII CONDITIONS TO BUY IT CHEAP.COM, INC. OBLIGATION TO CLOSE ......16
          8.01 Representations and Warranties True at the Closing ...........16
          8.02 Northeast's Performance ......................................16
          8.03 No Material Adverse Change ...................................17
          8.04 Authority ....................................................17
          8.05 Results of Investigation .....................................17

 ARTICLE IX SURVIVAL OF REPRESENTATIONS AND INDEMNIFICATION .................17
            9.01 Representations to Survive Closing .........................17



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            9.02 Indemnification by BUYC ....................................17
            9.03 Indemnification by Northeast ...............................18
            9.04 Enforcement of Indemnification Rights.......................18
            9.05 Remedies Cumulative ........................................19

 ARTICLE X MISCELLANEOUS ....................................................19
           10.01 Notices ....................................................19
           10.02 Assignability and Parties in Interest ......................20
           10.03 Expenses ...................................................20
           10.04 Governing Law ..............................................20
           10.05 Counterparts ...............................................20
           10.06 Headings ...................................................20
           10.07 Pronouns ...................................................20
           10.08 Complete Agreement .........................................20
           10.09 Modifications, Amendments and Waivers ......................20
           10.10 Severability ...............................................20


                                   APPENDICES

                                                                      SECTION
                      DESCRIPTION                                    REFERENCE

Appendix A    Exchange Agreement                                  2.05(a), 7.06


                                    EXHIBITS
                                                                      EXHIBIT
                      DESCRIPTION                                    REFERENCE

Intangible personal property                                         3.1.9
Shareholder List                                                     3.1.10
Litigation                                                           3.2.6
Subsidiaries                                                         3.2.10
Joint venture and other agreements                                   3.2.11


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          THIS  AGREEMENT  AND PLAN OF  MERGER  ("Agreement")  has been made and entered into as of this 27th day of October, 1999, among NORTHEAST(USA) Corp., a Delaware corporation ("Northeast"), and Buy It Cheap.com, Inc. ("BUYC"), a Delaware corporation.

                                R E C I T A L S:

          1. The respective Boards of Directors of Northeast and BUYC have determined that it is in the best interests of each corporation and their respective stockholders that BUYC be merged with and into Northeast (the "Merger") in accordance with the laws of the State of Delaware in the manner and on the terms and conditions set forth herein, and such Boards of Directors have approved such Merger.

          2. The Merger and this Agreement require the vote of a majority of the issued and outstanding voting stock of BUYC and BUYC stockholders representing a majority of the issued and outstanding voting stock of BUYC have voted their shares in favor of the Merger contemplated hereby.

          3. Pursuant to the Merger, the outstanding capital stock of BUYC will be converted into the right to receive shares of Northeast common stock ("Northeast Stock") on the basis of 10,000 shares of Northeast Stock for each outstanding share of BUYC common stock.

          4. The respective Boards of Directors of Northeast and BUYC desire to effectuate the Merger as a tax free reorganization for United States federal income tax purposes.

          NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, the parties hereby adopt this Agreement as and for a Plan of Reorganization (the "Plan") under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended, and agree that BUYC shall be merged with and into Northeast and that the terms and conditions of such Merger and the mode of carrying the same into effect shall be as follows:

                                    ARTICLE I

                                   DEFINITIONS

          The terms defined in this Article (except as otherwise expressly provided in this Agreement) for all purposes of this Agreement shall have the respective meanings specified in this Article.

          1.01 "Affiliate" shall mean any entity controlling or controlled by another person, under common control with another person, or controlled by any entity which controls such person.

          1.02 "Agreement" shall mean this Agreement, and all the exhibits and other documents attached to or referred to in the Agreement, and all amendments and supplements, if any, to the Agreement.

          1.03 "Closing" shall mean the meeting of the parties at which the Closing Documents shall be exchanged by the parties, except for those documents, or other items specifically required to be exchanged at a later time.

          1.04 "Closing Date" shall mean October 27, 1999, or such other date as agreed to by the parties on which the Closing occurs.

          1.05 "Closing Documents" shall mean the papers, instruments and documents required to be executed and delivered at the Closing pursuant to this Agreement.

          1.06 "Code" shall mean the Internal Revenue of 1986, or any successor law, and regulations issued by the Internal Revenue Service pursuant to the Internal Revenue Code or any successor law.

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          1.07 "Encumbrance"  shall mean any charge,  claim,  community property
interest,   condition,   equitable  interest,  lien,  option,  pledge,  security
interest, right of first refusal, or restriction of any kind, including any restriction on use, voting (in the case of any security), transfer, receipt of income, or exercise of any other attribute of ownership.

          1.08 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          1.09 "GAAP" shall mean generally accepted accounting principles applied in a manner consistent with prior periods.

          1.10 "Knowledge" Any limitation or qualification of a representation or warranty made in this Agreement which is based on "knowledge" shall include facts known, or which should be known, to the following person, in the case of a representation or warranty by BUYC: Robert Edwards and the following person in the case of a representation or warranty made by Northeast: Stephen E. Roman, Jr.

          1.11 "Ordinary Course of Business" shall mean actions consistent with the past practices of the designated party which are similar in nature and style to actions customarily taken by the designated party and which do not require, and in the past have not received, specific authorization by the board of directors of the designated party.

          1.12 "Regulated Substances" includes any pollutant, chemical substance, hazardous wastes, hazardous substances or contaminant regulated under, or defined in or pursuant to the Solid Waste Disposal Act, as amended (42 U.S.C. 6901 et seq.) ("SWDA"), the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. 9601 et seq.) ("CERCLA"), the Toxic Substance Control Act, as amended (15 U.S.C. 2601, et seq.), the Clean Air Act, as amended (42 U.S.C. 7401 et seq.) the Clean Water Act, as amended (33 U.S.C. 1251, et seq.), and any other federal, state or local law or regulation designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards.

          1.13 "SEC" shall mean the Securities and Exchange Commission.

          1.14 "Taxes" shall include federal, state and local income taxes, capital gains tax, value-added taxes, franchise, personal property and real property taxes, levies, assessments, tariffs, duties (including any customs duty), business license or other fees, sales, use and any other taxes relating to the assets of BUYC or Northeast, as applicable, or the business of BUYC or Northeast, as applicable, for all periods up to and including the Closing Date, together with any related charge or amount, including interest, fines, penalties and additions to tax, if any, arising out of tax assessments.

          1.15 "Transaction" shall mean the transaction contemplated by this Agreement.

          1.16 Terms Defined in Other Sections,. The following terms are defined elsewhere in this Agreement in the following Sections:

                Act                                                  2.0 5 (a)
                Northeast                                            Heading
                Northeast Stock                                      Recital 3.
                Effective Date                                       2.01(a)
                Loss or Losses                                       10.02
                Merger                                               Recital 1.
                BUYC                                                 Heading
                BUYC Stock                                           2.03(b)
                Outside Date                                         5.01
                Plan                                                 Recitals
                Stockholders                                         Heading
                Surviving Corporation                                2.01(a)

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                                   ARTICLE II

                               THE PLAN OF MERGER

          2.01 The Merger and the Surviving Corporation.

          (a) Merger. Upon the date on which the Merger is to be effective, as determined pursuant to Section 2.02 ("Effective Date"), BUYC shall be merged with and into Northeast. Northeast shall be the surviving corporation (the "Surviving Corporation"), The separate existence of BUYC shall cease and the existence of Northeast shall continue unaffected and unimpaired by the Merger, with all of the rights, privileges, immunities and powers, and subject to all of the duties and liabilities of a corporation organized under the general corporation law of the State of Delaware. All rights, privileges, powers, immunities and franchises of BUYC shall, on the Effective Date, be automatically vested in Northeast. All assets of BUYC, tangible and intangible, of every kind and description, shall become vested in Northeast and all liabilities, claims and obligations of BUYC may be enforced against Northeast, all without further action or deed by either party. In all other respects, the effect of the Merger shall be as set forth in Delaware General Corporation Law ss.251 ("Delaware General Corporation Law" or "DGCL").

          (b) Certificate of Incorporation. The Certificate of Incorporation of Northeast shall be and remain the Certificate of Incorporation of the Surviving Corporation following the Effective Date, until the same shall be altered or amended.

          (c) By-Laws. The by-laws of Northeast shall be the by-laws of the Surviving Corporation following the Effective Date, until the same shall be altered or amended.

          (d) Directors. From and after the Effective Date, the Board of Directors of the Surviving Corporation shall consist of Robert Edwards, Stephen
E. Roman, Jr., Jennifer Lo Wu, Joe Chen, David Chow and Michael Hsu, until their respective successors shall be duly elected and qualified.

          (e) Officers. From and after the Effective Date, the officers of the Surviving Corporation shall consist of the persons listed below, holding the respective office listed opposite such person's name, until their respective successors shall be duly elected or appointed and qualified:

                 Name                                   Title

       Stephen E. Roman, Jr.                  President and Secretary
       Jennifer Lo                            Vice President



          2.02 Effectiveness of Merger.

          (a) Certificate of Merger. Following the approval of the Merger by the stockholders of BUYC and upon the fulfillment or waiver of the conditions specified in Articles VI, VII and VIII hereof, and provided that this Agreement has not been terminated and abandoned pursuant to Article V hereof, Northeast shall cause a Certificate of Merger to be executed, acknowledged and filed with the Secretary of State of Delaware as provided in Section 251(c) of the DGCL.

          (b) Effective Date. The Merger shall become effective immediately upon the filing of the Certificate of Merger referred to in Section 2.02(a) hereof with the Secretary of State of the State of Delaware.

          2.03 Exchange of Securities. The manner of converting the securities of BUYC into securities of the Surviving Corporation at the Effective Date shall be as follows:

          (a) Northeast's Shares. Each share of Northeast Stock which shall be outstanding at the Effective Date shall remain outstanding, as the outstanding common stock of the Surviving Corporation.

          (b) BUYC Common Stock. Each share of Common Stock, no par value, of BUYC ("BUYC Stock") outstanding immediately prior to the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive 10,000 shares of Northeast Stock. (c) Treasury Stock. Any shares of BUYC Stock held by Northeast, any subsidiary of Northeast, or in Northeast's treasury on the Effective Date shall be canceled and given no effect in the Merger.

          (d) Records. For the purposes of this Agreement, the stock transfer books of BUYC shall be closed as of the Effective Date, and no transfer of record of any shares of BUYC Stock shall take place after the Effective Date.

          (e) Surrender of BUYC Stock Certificates. On or immediately after the Closing Date, each holder of an outstanding certificate or certificates which prior thereto represented shares of BUYC Stock shall surrender the same to Northeast. Each Stockholder who shall have surrendered his certificate for shares of BUYC Stock shall be entitled to receive in exchange therefor a certificate or certificates representing the number of whole shares of Northeast Stock into which BUYC Stock shall have been converted and exchanged. When the Merger becomes effective, the former stockholders of BUYC shall thereupon cease to have any rights in respect of BUYC Stock, other than to receive the certificates for BUYC Stock described in Section 2.03(b) hereof. Unless and until any certificates shall be so surrendered and exchanged, (i) the holder shall not have any voting rights in respect of Northeast Stock into which the shares of BUYC Stock shall have been so converted and exchanged, and (ii) dividends or other distributions payable to holders of record of shares of Northeast Stock following the Effective Date shall not be paid to the holder of the certificate. Upon surrender of the certificate representing shares of BUYC Stock, there shall be paid to the record holder of the certificate the amount of the dividends or other distributions which shall have become payable following the Effective Date with respect to the number of whole shares of Northeast Stock represented by the certificate issued in exchange for the surrendered certificate, but without interest.

          2.04 Adjustment Upon  Recapitalization.  Subject to the limitations of
Section 4.03 hereof, the number of shares of Northeast Stock to be issued at the Closing shall be appropriately adjusted in the event that, prior to the Effective Date, the Northeast Stock should be split, combined, or otherwise recapitalized, or if any stock dividend should be paid on the Northeast Stock, or the record date for the payment of any such stock dividend should occur.

          2.05 Securities Law Matters.

          (a) Private Offering. BUYC understands that the Northeast Stock to be issued and delivered to its stockholders pursuant to the Merger will not be registered under the Securities Act of 1933, as amended (the "Act"), but will be issued in reliance upon the exemption afforded by Section 4(2) of the Act and Regulation D promulgated by the SEC thereunder, and that Northeast is relying upon the truth and accuracy of the representations set forth in the Exchange Agreement, attached in the Appendix hereto, delivered concurrently with the execution of this Agreement. Each certificate of Northeast Stock issued pursuant to this Agreement shall bear the following legend:

                 THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED UNLESS THEY ARE SO REGISTERED OR, IN THE OPINION OF COUNSEL ACCEPTABLE TO THIS CORPORATION, SUCH TRANSFER IS EXEMPT FROM REGISTRATION.

Northeast shall give instructions to its transfer agent consistent with the foregoing legend.

          (b) Limited Transfer Rights. The stockholders of BUYC may not transfer, sell or assign the Northeast Stock until such shares are registered pursuant to the Act; provided that, in the absence of such registration, a Stockholder may transfer shares of Northeast Stock to one or more members of a group consisting of (i) the spouse or children of any stockholder, and (ii) one or more trusts for their benefit; provided however, that the transferee in each case will furnish Northeast with an investment letter in form and substance satisfactory to counsel for Northeast who shall be satisfied with the competence of such persons to give an investment letter.

          (c) Blue Sky Filings. Northeast shall promptly institute and diligently prosecute such proceedings before, and make such filings with, such state regulatory agencies as may be necessary or appropriate in connection with or preliminary to the issuance of Northeast Stock required to be issued to the BUYC stockholders pursuant to the Merger and any solicitation of the BUYC stockholders for their approval of the Plan and the matters related hereto.

          (d) Removal of Legend. If any BUYC stockholder desires to sell his Northeast Stock at any time after the Closing, he shall notify Northeast of that desire and the number of shares he desires to sell, together with such other information concerning the transferee or purchaser and the manner of sale as counsel to Northeast shall request. If counsel for Northeast is of the opinion that such Northeast Stock may be sold without registration under the Act, and shall render that opinion in writing to the BUYC stockholder and the Transfer Agent for Northeast Stock, the Transfer Agent shall deliver to that BUYC stockholder, certificates which are free of any restrictive legend representing shares of Northeast Stock equal in number to the number of shares submitted for transfer by that BUYC stockholder.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

          3.1 Representations and Warranties of BUYC . BUYC represents and warrant to Northeast as follows:

               3.1.1 Organization of BUYC . BUYC is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has all requisite corporate power, franchises, and licenses to own its property and conduct the business in which it is engaged. Complete copies of BUYC's certificate of incorporation, by-laws, as amended, minutes, stock transfer records and agreements, if any, among some or all of its stockholders have been delivered to Northeast.

                   3.1.2    Capitalization.

               3.1.2.1 BUYC has an authorized capital stock consisting of 1,000 shares of common stock, no par value per share, of which 140 shares are issued and outstanding. All of such shares of BUYC Stock have been validly issued, fully paid, are nonassessable, and were issued in compliance with applicable federal and state securities laws.

               3.1.2.2 BUYC does not have outstanding any subscriptions, options, rights, warrants, convertible securities or other agreements or commitments to issue, or contracts or any other agreements obligating BUYC to issue, or to transfer from treasury, any shares of its capital stock of any class or kind, or securities convertible into such stock. No persons who are now holders of BUYC Stock, and no persons who previously were holders of BUYC Stock, are or ever were entitled to pre-emptive rights, other than persons who exercised or waived those rights.

          3.1.3 Subsidiaries. BUYC does not directly or indirectly have any subsidiaries, nor hold any equity interest in any corporation, partnership or joint venture.

          3.1.4 Foreign Qualifications. BUYC is duly qualified to conduct business as a foreign corporation in each state or other jurisdiction in which it is required to be so qualified.

          3.1.5 Other Business Names. BUYC does not transact business under any trade name or fictitious name.

          3.1.6 Owned Real Estate, Real Estate Interests.

          Not applicable - BUYC owns no real estate.

          3.1.7 Leased Real Estate. BUYC does not lease any real estate from any person, nor has it leased any real estate to any person.

          3.1.8 Tangible Personal Property.

Not applicable, BUYC owns no tangible personal property and does not lease any equipment.

          3.1.9 Intangible Personal Property - Computer Programs.

               3.1.9.1 BUYC does not own any patents, patent applications, inventions, trademarks, trademark applications, copyrights, trade names or proprietary technology, except for certain software programs necessary for operating a website on the Internet, described on Exhibit 3.1.9. Except as listed on Exhibit 3.1.9 annexed hereto, BUYC is not a party to any distributorship, franchise, joint venture or license agreements (whether as grantor or grantee). Copies of all written instruments which evidence such intangible personal property have been or will promptly be delivered to Northeast.

               3.1.9.2 There are no infringement or other claims or demands against BUYC with respect to any items of intangible personal property, and no proceedings have been instituted, are pending, or to the knowledge of BUYC, have been threatened to terminate or cancel any agreement affording to BUYC the right to use any intangible asset, or which challenge the rights of BUYC with respect to any of its intangible assets; and there are no facts known to BUYC which make it likely that any such license or similar agreement will not be renewed at its next expiration date or which might reasonably serve as the basis, in whole or in part, of any claim that any part of the business carried on by BUYC infringes the patent, trademark, trade name, copyright, or other rights of any other person. BUYC is the sole and exclusive owner of each of said items of intangible personal property.

               3.1.9.3 BUYC does not use, is not licensed to use and has no need to use any patent, patent application, trademark, trademark application, trade name, formula or copyright which is owned by an unrelated third party.

               3.1.10 Stockholders; Title to BUYC Stock. Exhibit 3.1.10 annexed hereto contains a complete list of the names and addresses of all the stockholders of BUYC and the number of shares of BUYC Stock owned by each of them. Each of the persons listed on such Exhibit is the record and beneficial owner of the shares of BUYC Stock listed on that Exhibit, owns those shares of BUYC Stock free and clear of any security interests, liens, encumbrances or claims and has the unrestricted right to vote the BUYC Stock owned by such person in favor of the Transaction and transfer such shares to Northeast without the consent of any person.

               3. 1.11 Title to Assets. BUYC has good and marketable title in and to all of their property reflected in the most recent financial statement plus all assets purchased by BUYC, if any, since the date of that financial statement, less all assets which BUYC may have disposed of in the ordinary course, which property is free and clear of any security interests, consignments, liens, judgments, encumbrances, restrictions, or claims of any kind.

               3.1.12 Material Contracts. BUYC is not party to any material contract.

               3.1.13 Labor Matters.

                    3.1.13.1 BUYC has never had any employees. There are presently no consulting contracts with or covenants against competition by, any present or former person associated with BUYC.
          3.1.14 Loans to or from stockholders. BUYC is not indebted to, nor a creditor of, any Stockholder or of any relative of any of such Stockholder.

               3.1.15 Licenses and Permits. BUYC and its respective agents, if any, have all material licenses, permits, orders, approvals and authorizations required by BUYC for the conduct of businesses as presently and anticipated to be conducted. BUYC is acting within the terms of such licenses, permits, orders, and approvals. BUYC has not received any notice of investigation, evaluation or suspension of any such licenses, permits, orders, approvals or authorizations. To the best knowledge of BUYC, no suspension or cancellation of any such licenses, permits, orders, approvals and authorizations has been threatened or is contemplated.

               3.1.16 Authority Relative to Agreement: Enforceability. The execution, delivery and performance of this Agreement is within the legal capacity and power of BUYC and have been duly authorized by all requisite corporate action on the part of BUYC. This Agreement is a legal, valid and binding obligation of BUYC enforceable against BUYC in accordance with its terms, except insofar as its enforcement may be limited by (a) bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally and (b) equitable principles limiting the availability of equitable remedies. All persons who execute this Agreement on behalf of BUYC have been duly authorized to do so.

               3.1.17 Compliance with Other Instruments Consents. Neither the execution of this Agreement, nor the consummation of the Transaction, will conflict with, violate or result in a breach or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default), or result in the termination of, or accelerate the performance required by, or result in the creation of any lien or encumbrance upon any of the assets of BUYC under any provision of any certificate of incorporation, by-law, indenture, mortgage, lien, lease, agreement, contract, instrument, or any other restriction of any kind or character to which BUYC is subject or by which BUYC is bound, or require the consent of any third party or governmental agency.

               3.1.18 Compliance with Applicable Laws. BUYC is in compliance with all U.S. federal, state, county, and municipal laws, ordinances, regulations, judgments, orders or decrees applicable to the conduct of the business of each, or to the assets owned, used, or occupied by each, and BUYC has not received notice or advices to the contrary. All reports required by any or all U.S. federal, state and local governments have been timely filed and all information contained therein is true and correct. Neither the execution of this Agreement, nor consummation of the Transaction will (a) violate any order, writ, injunction, statute, rule or regulation applicable to BUYC, or (b) require the consent, approval, authorization or permission of, or the filing with or the notification of any U.S. federal, state or local government agency.

               3.1.19 Environmental Compliance. BUYC is in compliance with all applicable U.S. federal, state and local laws and regulations relating to pollution control and environmental contamination and all laws and regulations with regard to record-keeping, notification and reporting requirements respecting Regulated Substances. BUYC has not been alleged to be in violation of, nor has it been subject to any administrative or judicial proceeding pursuant to such laws or regulations, either now or any time subsequent to its incorporation.

               3.1.20 Financial Statements. BUYC has delivered to Northeast balance sheets and related statements of operations and cash flows for the period from its incorporation, July 19, 1999 to the most recent month end preceding the Closing. Such financial statements have been prepared in accordance with generally accepted accounting principles (GAAP) necessary for a fair presentation of BUYC's financial position and results of operations for that period.

               3.1.21 Taxes.

                    3.1.21.1 All tax and information returns required to have been filed by BUYC have either been filed with the appropriate taxing authority or BUYC has filed for any required extension, and all taxes of BUYC have been paid (or estimated taxes have been deposited) to the extent such payments are required prior to the date hereof or accrued on the books of BUYC. The returns were (or will be) correct as (or when) filed. BUYC's financial statements include adequate provision for Taxes incurred or accrued as of the date of the most recent balance sheet. True and complete copies of the most recent federal, state and local tax returns of BUYC, if any are required, will promptly be delivered to Northeast when filed.

                    3.1.21.2 None of the federal taxes and state and local franchise and sales tax returns of BUYC, if any, have been audited (or examined by IRS in the case of federal tax returns). No assessments or additional Taxes have been proposed or threatened against BUYC or any of its assets, and BUYC has not executed any waiver of the statute of limitations on the assessment or collection of any tax liabilities.

                    3.1.21.3 There are no pending investigations of BUYC or its respective tax returns by any federal, state or local taxing authority, and there are no federal, state, local or foreign tax liens upon any of BUYC's assets.

                    3.1.21.4 BUYC has not made any elections with respect to the income tax treatment of any items which cannot be revoked without the consent of the Commissioner of Internal Revenue.

               3.1.22 Litigation. There are no legal, administrative, arbitration or other proceedings or claims pending or to the knowledge of BUYC, threatened, against BUYC, nor is BUYC subject to any existing judgment which might affect the financial condition, business, property or prospects of BUYC; nor has BUYC received any inquiry from an agency of the federal or of any state or local government about the Transaction, or about any violation or possible violation of any law, regulation or ordinance affecting its business or assets; nor has BUYC been subject to any products liability claims during the three years ended on the date of this Agreement.

               3.1.23 Brokerage. No broker or finder has rendered services to BUYC or to any Stockholder in connection with the Transaction.

               3.1.24 Full Disclosure. No representation or warranty made by BUYC in this Agreement, and no certification furnished or to be furnished to Northeast pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits, or will omit, to state a material fact necessary to make the statements contained herein or therein not misleading.

               3.2 Representations and Warranties of Northeast. Northeast hereby represents and warrants to BUYC that:

               3.2.1 Organization. Northeast is duly organized, validly existing, and in good standing under the laws of the state of its incorporation and has the corporate power to execute, deliver, and perform this Agreement.

               3.2.2 Capitalization.

                    3.2.2.1 Northeast has an authorized capital stock consisting of 20,000,000 shares of common stock, par value $0.001 per share, of which 7,008,187 shares are issued and outstanding and 2,000,000 shares of preferred stock, par value $0.001 per share, of which 10,000 shares are issued and outstanding. All of such shares of stock have been validly issued, fully paid, are non-assessable, and were issued in compliance with applicable federal and state securities laws.

                    3.2.2.2 Except for its outstanding convertible preferred stock, Northeast does not have outstanding any subscriptions, options, rights, warrants, convertible securities or other agreements or commitments to issue, or contracts or any other agreements obligating Northeast to issue, or to transfer from treasury, any shares of its capital stock of any class or kind, or securities convertible into such stock. No persons who are now holders of Northeast Stock, and no persons who previously were holders of Northeast Stock, are or ever were entitled to pre-emptive rights other than persons who exercised or waived those rights.

               3.2.3 Authorization. The execution and delivery of this Agreement and the consummation of the Transaction have been duly authorized by the Board of Directors of Northeast. This Agreement constitutes the legal, valid and binding obligation of Northeast, enforceable against it in accordance with its terms, except insofar as the enforcement thereof may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally and subject to equitable principles limiting the availability of equitable remedies. All persons who have executed this Agreement on behalf of Northeast have been duly authorized to do so.

               3.2.4 Title to Assets. Northeast has good and marketable title in and to all of its assets as reflected in the most recent financial statement, plus all assets purchased by Northeast since the date of that financial statement, less all assets which Northeast has disposed of in the ordinary course, which property is free and clear of any security interests, consignments, liens, judgments, encumbrances, restrictions, or claims of any kind. The only liens or security interests which exist and, at the Closing will exist, on Northeast's assets are those which either (a) secure liabilities disclosed in the financial statements annexed hereto, or
     (b) are liens for current taxes or assessments not yet due.

               3.2.5 No Third Party Consent Required; No Violation of Other Instruments. Neither the execution nor the performance of this Agreement by Northeast requires the consent of any third party, nor will it violate or result in a breach or constitute a default under any provision of the certificate of incorporation or by-laws of Northeast, or any indenture, mortgage, lien, lease, agreement, contract, instrument, order, judgment, decree, statute, ordinance, regulation or any other restriction of any kind or character to which Northeast is subject or by which it is bound.

               3.2.6  Litigation.  Except  as noted in  Exhibit  3.2.6  attached
     hereto,   there  are  no  legal,   administrative,   arbitration  or  other
     proceedings or claims pending, or to the knowledge of Northeast, threatened, against Northeast, nor is Northeast subject to any existing judgment which might affect the financial condition, business, property or prospects of Northeast; nor has Northeast received any inquiry from an agency of the federal or of any state or local government about the Transaction, or about any violation or possible violation of any law, regulation or ordinance affecting its business or assets; nor has Northeast been subject to any products liability claims during the three years ended on the date of this Agreement.

               3.2.7 Brokerage. No broker or finder has rendered services to Northeast in connection with the Transaction.

               3.2.8 Financial Statements. Northeast has delivered to BUYC, Northeast's Annual Report to the SEC on Form 10-KSB for its year ended June 30, 1999, which includes its financial statements as of that date and for year then ended. Those statements fairly present the financial position of Northeast as at the dates and for the periods to which they apply and have been prepared in conformity with GAAP.

               3.2.9 Full Disclosure. No representation or warranty made by Northeast in this Agreement, and no certification furnished or to be furnished to BUYC pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits, or will omit, to state a material fact necessary to make the statements contained herein or therein not misleading.

               3.2.10 Subsidiaries Except as disclosed on Exhibit 3.2.10, Northeast has no subsidiaries.

               3.2.11 Joint Venture and Other Agreements  Except as disclosed on
     Exhibit 3.2.11, Northeast is not a party to any agreement.

                                   ARTICLE IV

                     ADDITIONAL COVENANTS AND AGREEMENTS OF
                                   THE PARTIES

          4.01 Corporate Approval. The number of shares of Northeast Stock to be exchanged for all of the outstanding shares of BUYC in this Transaction is less than 20% of the outstanding shares of Northeast. According to Delaware Corporation Law, no stockholder approval of Northeast is necessary provided that certain other criteria are met. Northeast represents that all such criteria will be met.

          4.02 Stockholders' Vote. BUYC has obtained written consent for the Merger by a majority of its stockholders.

          4.03 Conduct of Business. Prior to the Closing Date, each corporation shall conduct its business only in the Ordinary Course of Business, except as otherwise permitted by this Agreement or consented to by the other party in writing. Each party shall promptly advise the other in writing of any material adverse change in the business, assets or prospects of such corporation. Without the prior consent of the other party, neither BUYC nor Northeast shall, prior to the Effective Date, (a) issue, sell, purchase or redeem, or grant options or warrants or rights to purchase, or otherwise agree to issue, sell, purchase or redeem, any common stock or other securities; (b) incur any indebtedness or other liability, or discharge any obligation or liability other than in the Ordinary Course of Business; (c) make any distribution to its stockholders; (d) amend its Certificate of Incorporation or by-laws; (e) enter into an employment agreement or make any changes in compensation or other employment benefits for its executive officers; (f) sell or otherwise dispose of any of its material assets; (g) mortgage, pledge or subject to lien or other Encumbrance any of its assets; or (h) acquire or enter into a contract to acquire any business or material asset.

          4.04 Filing With Securities And Exchange Commission. BUYC recognizes that Northeast may be required to report the Transaction to the SEC on Form 8-K and be accompanied by financial statements of BUYC. BUYC shall cause its regular accountants to furnish such statements to Northeast and to consent to the use of those statements and their related report in said Form 8-K.

          4.05 Access. Between the date hereof and the Closing Date, each party shall give to the other and their respective designees full access, during normal business hours and upon reasonable notice, in such a manner as not to disrupt normal business activities, to the premises, property, material contracts and books of account and records of such party, Each party will hold, and will cause all of its directors, officers, employees and representatives to hold in complete confidence, all information so obtained and will use such information only for the purpose of conducting its due diligence investigation. If the Transaction is not consummated as contemplated herein, each party will return to the other all returnable information and data and will not disclose any such data or information to any other person. Such obligation of confidentiality shall not extend to any information which is shown to have been previously known to the party to whom the information was provided, or generally known to others engaged in the same trade or business as the party who provided the information, or that is part of public knowledge.

          4.06 Best Efforts. BUYC and Northeast shall use their best efforts, and shall cooperate with and assist each other in their efforts to obtain such consents and approvals of third parties as may be necessary to consummate the Transaction and to permit each party to enjoy the benefits of the Transaction without any cost beyond that contemplated by this Agreement.

          4.07 Brokers or Finders. Each party agrees to hold the other harmless and to indemnify it against the claims of any persons or entities claiming to be entitled to any brokerage commission, finder's fee, advisory fee or like payment from such other party based upon actions of the indemnifying party in connection with the Transaction.

          4.08 Environmental Matters.

          4.8.1 Not applicable, neither Northeast nor BUYC own or lease any real property to which this section might apply.

          4.09 Exclusive. Until this Agreement shall be consummated or terminated in accordance with its terms, BUYC shall not take, or permit any other person acting on its or his behalf, to take or refrain from taking any action, directly or indirectly, to encourage, initiate or engage in discussions or negotiations with, or provide information to, any person or group other than Northeast with respect to any purchase of the stock of BUYC or any purchase of any substantial portion of the assets of, or merger with BUYC, other than disclosures consented to in writing by Northeast. BUYC and the Stockholders shall promptly notify Northeast of any solicitation or inquiry which any of them receive with respect to any such matter.



                                    ARTICLE V

                                   THE CLOSING

          5.01 The Closing. The Closing shall take place at a mutually acceptable time and location to BUYC and Northeast, on the Closing Date, provided that all conditions precedent to the obligations of BUYC and Northeast to close have then been met or waived. Either party may postpone the Closing for a reasonable period of time if necessary to enable it to perform any obligations hereunder. If the Closing shall not take place on or before the 90th day following the date hereof (the "Outside Date"), this Agreement may be terminated at the option of either party, other than a party whose act or failure to act prevented the Closing from occurring on or before the Outside Date.

          5.02 Termination. This Agreement may be terminated at any time until completion of the Closing as follows: (a) by mutual consent of Northeast and BUYC; (b) by Northeast or BUYC, respectively, if, at or before the completion of the Closing, any material condition set forth herein upon the obligation of such party to consummate the Transaction shall not have been duly satisfied or waived; (c) by Northeast or BUYC if the Closing shall not have occurred on or before the Outside Date, but no party shall be entitled to terminate pursuant to this clause if its own acts or failures to act delay the Closing beyond the Outside Date; or (d) by Northeast or BUYC, respectively, if it shall have discovered that any representation or warranty made herein for its benefit, or in any certificate, schedule or document furnished to it, pursuant to this Agreement is untrue in any material respect, or if the other party shall have defaulted in the performance of any obligation to be performed by such party under this Agreement; provided, however, that in order to terminate this Agreement under Section 5.02 (b) or (d), the party seeking to terminate this Agreement shall, upon discovery of a breach or default, give written notice thereof to the other party and the other party shall fail to cure the breach or default within ten (10) days after receipt of such notice.

          5.03 Liability on Termination. Upon any termination of this Agreement pursuant to Section 5.02 (a), no party shall have any liability or obligation hereunder (except to observe the confidentiality provisions hereof), and each party shall bear the expenses incurred by it. If a party should terminate pursuant to Section 5.02(b) or Section 5.02(d), the terminating party shall have no liability, but the defaulting party shall not be excused from liability to the other party unless it can clearly demonstrate that the failure to perform was caused by persons or acts beyond its control. If the termination is the result of an event described in Section 5.02(c) above, the terminating party shall have no liability to the other party provided that the terminating party did not delay the closing beyond the Outside Date, but the party causing that delay shall not be excused from liability to the other party unless it can clearly demonstrate that such delay was caused by persons or acts beyond its control.

          5.04 Termination Fees. In order to induce each party to enter into this Agreement, and as a means of compensating the parties for the substantial efforts and direct and indirect monetary costs incurred and to be incurred in connection with the Transaction, (i) in the event that Northeast terminates this

Agreement as a result of BUYC's failure to satisfy any of the conditions set forth in Article VII, BUYC shall reimburse Northeast for all reasonable out-of-pocket expenses actually incurred by it or on its behalf in connection with this Agreement and the Transaction in an amount not to exceed $25,000; and
(ii) in the event that BUYC terminates this Agreement as a result of Northeast's failure to satisfy any of the conditions set forth in Article VIII, Northeast shall reimburse BUYC for all reasonable out-of-pocket expenses actually incurred by it or on its behalf in connection with this Agreement and the transaction in an amount not to exceed $25,000; provided, however, that any claim that a representation of a party, which is based on the knowledge of such party, is false shall not give rise to a claim under this Section unless that representation is false to the knowledge of such party on the date of this Agreement.

                                   ARTICLE VI

                     CONDITIONS TO OBLIGATION OF EACH PARTY

          The obligation of each party to effect the Transaction shall be subject to the fulfillment, at or prior to the Closing Date, of the following conditions:

          6.01 No Prohibition of Transaction.

          (a) No third party shall have instituted any suit or proceeding to restrain, enjoin or otherwise prevent the consummation of the Transaction, or to seek damages from or impose obligations upon either party by reason of the Transaction which, in such party's reasonable judgment, would involve expense or lapse of time that would be materially adverse to that party's interest.

          (b) No order shall have been issued by any court or administrative body to inquire into, restrain, enjoin or otherwise prevent consummation of the Transaction.

          6.02 Compliance with Law. There shall have been obtained all permits, approvals and consents of any governmental body or agency which counsel for Northeast or BUYC may reasonably deem necessary or appropriate to consummate the Transaction in compliance with laws applicable to the Transaction, assets or business of either party.

          6.03 Proceedings. Documentation and Consents. All proceedings and Closing Documents contemplated by this Agreement, together with all consents to and approvals of the Transaction (the form and substance of all of which shall be reasonably satisfactory to the parties) as are necessary to effect the Merger, shall have been obtained.

          6.04 Tax Free Reorganization. The Merger and the receipt by the shareholders of BUYC of shares of Northeast Stock in exchange for their shares of BUYC Stock shall constitute a tax free reorganization pursuant to Section 368(a)(i)(A) of the Internal Revenue Code of 1986, as amended.


                                   ARTICLE VII

               CONDITIONS TO THE OBLIGATION OF NORTHEAST TO CLOSE

          The obligations of Northeast hereunder are subject to the satisfaction, on or prior to the Closing Date, of all the following conditions, compliance with which or the occurrence of which may be waived in whole or in part by Northeast in writing.

          7.01 Representations and Warranties True at the Closing Date. Except for changes contemplated by this Agreement and changes which do not individually or in the aggregate have a material adverse effect upon the assets or business acquired, the representations and warranties of BUYC contained in Article III shall be deemed to have been made again at and as of the Closing Date and shall then be true and correct, except for changes in the Ordinary Course of Business of BUYC.

          7.02 No Material- Adverse Change: Officers' Certificates. During the period from the date of this Agreement to the Closing Date there shall not have been any material adverse change in the financial condition, results of operations or prospects of BUYC, nor any material loss or damage to its assets, whether or not insured, which materially adversely affects its ability to conduct its business.

          7.03 Corporation's Performance. Each of the obligations of BUYC to be performed on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed.

          7.04 Necessary Corporate Approvals. The Board of Directors and stockholders shall have duly authorized and approved the execution and delivery of this Agreement and all corporate action necessary or proper on the part of BUYC to authorize the execution, delivery and performance of this Agreement and the Plan, shall have been taken on or prior to the Closing Date.

          7.05 Resolutions Authorizing-the Execution of this Agreement. At the Closing, BUYC will furnish to Northeast copies of the resolutions or consents of BUYC's Board of Directors and its stockholders, appropriately certified by BUYC's secretary, authorizing the execution, delivery, and performance of this Agreement and the Plan.

          7.06 Investment Letters. On or prior to the Closing Date, each stockholder of BUYC will be required to deliverer to Northeast an Exchange Agreement as per Appendix A hereto and any such other similar documents which may be required by Northeast. It is understood that Northeast, in issuing the Northeast Stock, will be relying on the representations of said persons therein contained.

          7.07 Satisfactory Searches. Northeast shall have received evidence, satisfactory to it, that (a) BUYC is duly organized, validly existing and in good standing in its state of incorporation, (b) BUYC is qualified to do business as a foreign Corporation where it is required to be so qualified, and
(c) BUYC has good title to all assets listed in its financial statements free and clear of all Encumbrances.

          7.08 Environmental Review. Not required.

          7.09 Consents to Transaction. On or prior to the Closing Date, BUYC shall furnish Northeast with such consents to the Transaction as in the opinion of Northeast or its counsel are required to permit BUYC to enjoy the benefits of the Transaction without any cost beyond that contemplated by this Agreement.

          7.10 Dissenters' Rights. BUYC shall not have received notices from any holders of any class of BUYC Stock of their intent to dissent from the Transaction.

          7.11 Title Insurance. Not applicable.

          7.12 Financial Statements. BUYC shall have delivered to Northeast, at BUYC's expense, a balance sheet of BUYC as of the most recent month end preceding the Closing, and a statement of income and cash flows from the period July 19, 1999 (date of incorporation) as required by SEC Regulation S-X.

          7.13 Fairness Opinion. By mutual consent no fairness opinion is required in this Transaction.

          7.14 Results of Investigation Northeast shall have determined in good faith that the results of its investigation do not show any losses, liabilities, commitments, contingencies or other conditions of or relating to BUYC which are not set forth or reflected in the financial statements of BUYC previously delivered to Northeast or have not been otherwise disclosed to Northeast and which in the aggregate materially and adversely affect the business, financial condition, properties, results of operations, forecasts or prospects of BUYC.

                                  ARTICLE VIII

                    CONDITIONS TO BUYC'S OBLIGATION TO CLOSE

          The obligations of BUYC hereunder are subject to the satisfaction, on or prior to the Closing Date, of the following conditions, compliance with which, or the occurrence of which may be waived in whole or in part in writing by BUYC.

          8.01 Representations and Warranties True at the Closing. The representations and warranties of Northeast contained in Article III shall be deemed to have been made again at and as of the Closing Date and shall then be true and correct in all material respects except for changes in the Ordinary Course of Business of Northeast.

          8.02 Northeast's Performance. Each of the obligations of Northeast to be performed on or before the Closing Date, pursuant to the terms of this Agreement, shall have been duly performed at the Closing Date. There shall have been no change in Northeast's financial or business condition, nor any litigation or proceeding, actual or threatened, which is reasonably likely to prevent Northeast from performing any obligation undertaken by it under this Agreement which is to be performed after the Closing.

          8.03 No Material Adverse Change. During the period from the date of this Agreement to the Closing Date, there shall not have been any material adverse change in the financial condition, results of operations or prospects of Northeast, nor any material loss or damage to its assets, whether or not insured, which materially affects Northeast's ability to conduct its business.

          8.04 Authority. All actions required to be taken by or on the part of Northeast to authorize the execution, delivery and performance of this Agreement by Northeast and the consummation of the Transaction shall have been duly and validly taken by the Board of Directors and stockholders of Northeast.

          8.05 Results of Investigation. BUYC shall have determined in good faith that the results of its investigation do not show any losses, liabilities, commitments, contingencies or other conditions of or relating to Northeast which are not set forth or reflected in the financial statements of Northeast previously delivered to BUYC or have not been otherwise disclosed in writing to BUYC and which in the aggregate materially and adversely affect the business, financial condition, properties, results of operations, forecasts or prospects of Northeast.


                                   ARTICLE IX

                 SURVIVAL OF REPRESENTATIONS AND INDEMNIFICATION

          9.01 Representations to Survive Closing, The representations and warranties of Northeast and BUYC contained herein or in any document furnished pursuant hereto shall survive the Closing of the Transaction, but the exclusive remedy following the Closing for a breach of any representation or warranty shall be to assert a claim in accordance with the provisions of this Article IX. Except as provided in this Article IX, neither Northeast, BUYC, nor their respective stockholders, directors or officers, shall have any liability to the other after the Effective Date on account of any breach or failure or the incorrectness of any of those representations and warranties.

          9.02 Indemnification by BUYC.

          (a) Obligation to Indemnify. BUYC agrees to and do hereby indemnify, and agree to defend and hold Northeast and the Surviving Corporation and their respective directors, officers, employees, fiduciaries, agents and affiliates, and each other person, if any, who controls such persons, harmless against any claims, actions, suits, proceedings, investigations, losses, expenses, damages, obligations, liabilities, judgments, fines, fees, costs and expenses (including costs and reasonable attorneys' fees) and amounts paid in settlement of any pending, threatened or completed claim, action, suit, proceeding or investigation (collectively "Loss" or "Losses") which arise or result from or are related to (i) any breach or failure of BUYC to perform any of their covenants or agreements set forth herein, (ii) the inaccuracy of any representation or warranty made by BUYC herein, (iii) any fixed or contingent obligation or liability of BUYC (including but not limited to liabilities arising in tort, contract, guarantees and indemnities) which existed as of the Closing Date and would be required by GAAP to be disclosed on BUYC's financial statements, or in the notes thereto, and is not so disclosed prior to Closing, and (iv) any liability for Taxes, other than those which are accrued as liabilities of BUYC, together with interest and penalties and additions to tax, if any, arising out of tax assessments. No liability shall attach under this
Section 9.02, however, until Northeast has incurred a Loss or Losses in the aggregate totaling fifty thousand dollars ($50,000) and no claim shall be asserted by Northeast after one year in the case of claims asserted on the basis of clause (i), two years in the case of a claim asserted on the basis of clauses
(ii) or (iii), and no time limitation in the case of a claim asserted on the basis of clause (iv).

          (b) Reimbursement on Demand. BUYC will reimburse Northeast from time to time on demand for any payment made by Northeast at any time in respect of any Loss which Northeast may sustain or incur to which the foregoing indemnity relates.

          9.03 Indemnification by Northeast.

          (a) Obligation to Indemnify. Northeast agrees to and does hereby indemnify and hold BUYC harmless against any claims, losses, damages, expenses or liabilities (including costs and reasonable attorney's fees) resulting to BUYC from (i) any breach or failure of Northeast to perform any of its covenants or agreements set forth herein, (ii) the inaccuracy of any representations or warranties made by Northeast herein, (iii) any fixed or contingent obligation or liability of Northeast (including but not limited to liabilities arising in tort, contract, guarantees and indemnities) which existed as of the Closing Date and would be required by GAAP to be disclosed on Northeast's financial statements, or in the notes thereto, and is not so disclosed prior to closing, and (iv) any liability for Taxes, other than those which are accrued as liabilities of Northeast, together with interest and penalties and additions to tax, if any, arising out of tax assessments. No liability shall attach under this Section 9.03, however, until the stockholders have incurred a Loss or Losses in the aggregate totaling fifty thousand dollars ($50,000) and no claim shall be asserted by BUYC after one year in the case of claims asserted on the basis of clause (i), two years in the case of a claim asserted on the basis of clauses (ii) or (iii), and no time limitation in the case of a claim asserted on the basis of clause (iv).

          9.04 Enforcement of Indemnification Rights.

          (a) Notification. Any person or entity seeking enforcement of indemnification rights hereunder shall notify each potentially liable person or entity of (i) any payment made in respect of any liability, obligation or claim to which the foregoing indemnity applies, (ii) any Loss which such person or entity may sustain or incur, to which the foregoing indemnity relates, and (iii) any claim made or suit filed against such person or entity with respect to BUYC or Northeast, as applicable, their respective assets or this Agreement. Such notification shall include a specific demand for indemnification and defense if such person or entity wishes to assert his or its indemnification rights hereunder.

          (b) Disputes. If there is any dispute as to the right to indemnification and defense hereunder, the disputing party shall give the other party written notice of such dispute, specifying in detail the basis of the dispute, not later than 20 days after receipt of demand for indemnification. The parties agree to resolve any such dispute pursuant to the New Jersey Alternate Procedure for Dispute Resolution Act (N.J.S.A. 2A:23A). All parties hereto agree to submit to the jurisdiction of such court for the purpose of such suit or suits.

          (c) Time Limit. If there is no dispute as to the right to indemnification with respect to any such demand within such 20 day period, TIME BEING OF THE ESSENCE, or upon resolution of any such dispute by the parties or by a court, the person or entity entitled to indemnification shall be promptly paid the amount of such demand, the amount agreed to by the parties or the amount ordered by a court.

          (d) Calculation of Loss. In determining the amount of any Loss, net after tax proceeds of insurance received shall reduce the Loss. Tax benefits, if any, derived from such Loss by the party seeking indemnification shall not reduce the Loss, unless the amount paid to indemnify it for such Loss shall not be treated by it as income subject to federal or state income tax, in which event the amount of the Loss shall be reduced by the tax benefits derived therefrom.

          (e) Litigation Procedure. If a party entitled to be indemnified pursuant to this Article IX notifies the other party of the commencement of an action against it, the party obligated to provide indemnification will be entitled, at his or its own expense, to (i) participate in, and (ii) except in the case of a claim that relates to a tax liability, assume the defense of the action. If the indemnifying party wishes to assume the defense of that action, counsel selected by the indemnifying party shall be reasonably satisfactory to the indemnified party, and the indemnified party shall cooperate in all reasonable respects, at its cost and expense, with the indemnifying party and such counsel in the investigation and defense of such action and any appeal arising therefrom. After the indemnifying party shall notify the indemnified party of its election to assume the defense of any such action, the indemnifying party will not be liable to the indemnified party under this Article IX for any legal fees or other expense subsequently incurred by the indemnified party in connection with the defense thereof Even if the indemnifying party should assume the defense of any such actions, the indemnified party shall have the right at its expense to participate in the defense thereof. If the indemnifying party assumes the defense of any such actions, it shall not settle or otherwise compromise any such action without the prior written consent of the indemnified party. If the indemnifying party should fail or refuse to assume the defense of any such action, the indemnifying party shall jointly and severally reimburse the indemnified party for the fees and expenses of counsel engaged by it to defend that action.

          9.05 Remedies Cumulative. Persons or entities entitled to indemnification hereunder shall be entitled to such indemnification from time to time and shall be entitled to rely upon one or more provisions of this Agreement without waiving its right to rely upon any other provisions at the same time or any other time.


                                    ARTICLE X

                                  MISCELLANEOUS

          10.01 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed delivered if delivered by hand, by telecopier, by courier or mailed by certified or registered mail, postage prepaid, addressed as follows:

          If to Northeast:

                    Northeast, Inc. Attn: Mr. Stephen E. Roman, Jr. 1800 Bloomsbury Avenue, Ocean, NJ 07712 Tel: (732) 922-3609
                    Fax No.: (732) 922-2221

          with a copy to:

                    Lowenstein Sandler PC Attn: George J. Mazin, Esq. 65 Livingston Avenue Roseland, NJ 07068
                    Tel. (973) 992-8700 Fax No. (973) 992-5820

          If to BUYC:

                    Buy It Cheap.com, Inc. Attn: Robert Edwards, 125 E. River Road, Rumson, N.J. 07760,
                    Fax No. 732-842-0156


          10.02 Assignability and Parties in Interest. This Agreement shall not be assignable by any of the parties hereto without the consent of all other parties hereto. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement. 10.03 Expenses. Northeast shall bear all expenses and costs, including the fees of any attorney retained by it or BUYC, incurred in connection with the preparation of this Agreement and consummation of the Transaction.

          10.04 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New Jersey. All parties consent to the personal jurisdiction of the federal and state courts in the State of New Jersey in connection with any action arising under or brought with respect to this Agreement.

          10.05 Counterparts. This Agreement may be executed as of the same effective date in one or more counterparts, each of which shall be deemed an original.

          10.06 Headings. The headings and subheadings contained in this Agreement are included solely for ease of reference, and are not intended to give a full description of the contents of any particular Section and shall not be given any weight whatever in interpreting any provision of this Agreement.

          10.07 Pronouns. etc. Use of male, female and neuter pronouns in the singular or plural shall be understood to include each of the other pronouns as the context requires. The word "and" includes the word "or". The word "or" is disjunctive but not necessarily exclusive.

          10.08 Complete Agreement. This Agreement, the Appendices hereto, and the documents delivered pursuant hereto or referred to herein or therein contain the entire agreement between the parties with respect to the Transaction and, except as provided herein, supersede all previous negotiations, commitments and writings.

          10.09 Modifications. Amendments and Waivers. This Agreement shall not be modified or amended except by a writing signed by BUYC and Northeast. Prior to the Closing, either BUYC or Northeast may amend any of the exhibits to
Article III by giving the other party notice of such amendments. If such amended disclosures reveal material adverse information about the party making the change, the recipient of the information may terminate this Agreement without liability to the other party.

          10.10 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the Transaction is not affected in any manner adverse to any party hereto. Upon any such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in any acceptable manner to the end that the Transaction is consummated to the extent possible.


          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

ATTEST:                                    NORTHEAST (USA) CORP.


                                           By: /s/ Stephen E. Roman, Jr.
                                           Stephen E. Roman, President

ATTEST:                                    BUY IT CHEAP.com, INC.


                                            By:  /s/ Robert Edwards
                                            Robert Edwards, President

                               EXCHANGE AGREEMENT

Northeast (USA) Corp.
1800 Bloomsbury Ave.
Ocean, N.J.   07712

                Re: Northeast (USA) Corp. a Delaware corporation (the "Company")

Gentlemen:

         Section 1. Exchange.

         Pursuant to the terms of an Agreement and Plan of Merger, dated October 27, 1999, between the Company and Buy It Cheap.com, Inc. ("BUYC"),the undersigned, in its capacity as a shareholder of BUYC, agrees to exchange shares of BUYC common stock ("BUYC Stock") for shares of the Company's common stock (the "Common Stock") and in connection therewith irrevocably tenders this Exchange Agreement, together with the BUYC Stock and such stock powers and other documents as may be deemed necessary, in the sole discretion of the Company, to effectuate such exchange.

         Section 2.  Shareholder's Acknowledgments.

          The Company has disclosed to the undersigned and the undersigned shareholder understands that:

          (a) There is a limited public market for the Common Stock of the Company.

          (b) The Common Stock to be received by the undersigned will not be registered under the Securities Act of 1933 or State securities laws and, therefore, the Common Stock cannot be resold or transferred unless it is subsequently registered under the Securities Act of 1933 and applicable State securities or "Blue Sky" laws or exemptions from such registration are available.

          (c) A legend summarizing the restrictions on the transfer of the Common Stock will be placed on the certificates representing the shares of Common Stock to be received by me and stop transfer instructions will be given to the transfer agent for the Common Stock to prohibit any transfer or attempted transfer in violation of such restrictions.

          (d) No Federal or State agency has made any finding or determination as to the fairness of the investment, nor have they made any recommendation or endorsement concerning the Common Stock.

          Section 3. Shareholder Representations.

          The undersigned represents and warrants as follows:

          (a) The undersigned Shareholder is acquiring the Common Stock for its own account and not for or with a view to resale or distribution. The undersigned has not entered into any contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to such person or anyone else the Common Stock which it will receive in exchange for its BUYC Common Stock and the undersigned has no present plans or intentions to enter into any such contract, undertaking, agreement or arrangement.

          (b) The undersigned can bear the economic risk of losing its entire investment in the Common Stock. The undersigned is prepared to bear the economic risk of this investment for an indefinite time.

          (c) The representatives of the undersigned have substantial experience in making investment decisions of this type and, therefore, have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of an investment in the Company.

          (d) The undersigned and its advisors (i) have had the opportunity to ask questions of and receive answers from representatives of the Company or persons acting on its behalf concerning the terms and conditions of a proposed investment in the Company; (ii) have had the opportunity to obtain additional information necessary to verify the accuracy of information previously furnished about the Company; and (iii) are satisfied that they have received information with respect to all matters that they consider material to their decision to invest in the Company. A copy of the Company's 10-KSB report for its fiscal year ended June 30, 1999 as filed with the Securities and Exchange Commission has been made available to me upon my request.

          (e) The undersigned and its advisors have relied solely upon (i) the Offering Memorandum of Buy It Cheap.com, Inc., dated July 21, 1999 and (ii) independent investigations made by the undersigned in making its decision to accept the Common Stock. No other representations, warranties or favorable descriptive statements about the business of the Company or the Common Stock have been made to the undersigned.

          (f) The undersigned has accurately completed the Questionnaire annexed hereto as Exhibit A and hereby incorporates by reference into this Exchange Agreement the information and representations contained therein.

          (g) The undersigned acknowledges and understands that the terms of the Merger have not been negotiated on any arm's length basis. Certain directors of Buy It Cheap.com, Inc. are also directors of the Company. The exchange ratio is arbitrary and has not been negotiated on an arm's length basis. No fairness opinion or independent valuation opinion has been obtained with respect to the value of either company.

          Section 4. Representations Relating to Authority (not applicable to individuals).

         The undersigned represents and warrants that:

          (a) It is duly incorporated or organized, validly existing and in good standing in its state and/or country of incorporation or organization and in all other jurisdictions in which the character of its business makes such qualification necessary.

          (b) It has full power and authority to enter into, deliver and perform this Exchange Agreement and the Merger Agreement and it has taken all action required to authorize the execution and delivery of this Agreement and the Merger Agreement and to consummate the transactions contemplated hereby and thereby. This Agreement and the Merger Agreement are the valid and binding obligations of the undersigned shareholder, enforceable against it in accordance with its terms and the person signing such documents on behalf of the undersigned has been duly authorized to act on behalf of and to bind the undersigned.

          (c) The execution and delivery of this Agreement and the Merger Agreement and the consummation of the transactions contemplated hereby and thereby will not violate any provision of the certificate of incorporation and by-laws, or any other organizational document or any agreement or contract to which the undersigned is a party or by which it is bound, or any applicable law, ordinance, rule or regulation of any governmental body having jurisdiction over the undersigned or its business or any order, judgment or decree applicable to the undersigned.

          Section 5. Miscellaneous.

          (a) Notices. All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid to the undersigned at the address set forth below and to the Company at the following address: 1800 Bloomsbury Avenue, Ocean, New Jersey 07712.

          (b) Governing Law. Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be governed by, and construed in accordance with, the laws of the State of New Jersey without regard to the choice of law principles thereof.

          (c) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their personal representatives, successors and assigns; provided that neither party shall be entitled to make any assignment of its rights hereunder without the prior written consent of the other party.

          (d) Further Assurances. The parties agree that they shall execute and deliver any and all additional writings, instruments, and other documents contemplated hereby or referred to herein and shall take such further action as shall be reasonably required in order to effectuate the terms and conditions of this Agreement.

          (e) Interpretation. Whenever required by the context hereof, the singular shall include the plural, and vice-versa; the masculine shall include the feminine and neuter genders, and vice-versa; and the word "person" shall include an individual, corporation, partnership, trust, estate or other entity. Section headings contained in this Agreement are for reference purposes and shall not affect the meaning or interpretation of this Agreement.

          Section 6. Foreign Person. (check one)

          _____The undersigned hereby certifies that it is not a "foreign person" within the meaning of Section 7701(a)(30) of the Internal Revenue Code and agrees to notify the Company prior to becoming a foreign person as so defined. A "foreign person" is a person who is not a citizen or resident of the United States.

          _____The undersigned hereby certifies that it is a "foreign person" within the meaning of Section 7701(a)(30) of the Internal Revenue Code.

          IN  WITNESS  WHEREOF,  the  undersigned  has  executed  this  Exchange
Agreement, this        day of                           1999.

ATTEST                                    _____________________________________
                                          Stockholder signature

                                          ______________________________________
                                          Name (print)

                                          ______________________________________
                                          Exact name(s)  as to appear  on  stock
                                          certificate

         Address _______________________________________________________________

         Telephone Number _______________________

         Stockholder Taxpayer I.D. No.____________________________

                                  EXHIBIT 3.1.9

          Intangible personal property and computer programs owned by Buy It Cheap.com, Inc.


1.  Software  necessary  to  construct a website for  retailing on the Internet.

2. The domain name "Buy It Cheap.com" for the Internet.

3. Any licenses, registrations, certifications, agreements or approvals which are specifically required to operate an Internet retailing business (a/k/a E-commerce).


                                 Exhibit 3.1.10

          Names and addresses of all stockholders of Buy It Cheap.com, Inc.

  Name                 Number of shares         Name                          Number of shares

Robert Edwards               40               Russia Wireless Holdings LLC       15
c/o 125 E. River Road                         1000 Potomac St. NW Suite 300
Rumson, N.J. 07760                            Washington, DC    20007

Stephen E. Roman, Jr.        10               Donald E. Ullery, Jr.               2
c/o 1800 Bloomsbury Ave.                      39 Linden Ave.
Ocean, N.J. 07753                             W. Long Branch, N.J. 07764

Helen R. Grace               10               Alphonse Vinci                      1
7 Auburn Ct.                                  138 Jefferson Dr.
Red Bank, N.J. 07701                          Ocean, N.J. 07712

Paul  and Linda Smith        10               William Nicolosi                    6
174 14th Street                               1215 Hogan Drive
Wood Ridge, N.J. 07075                        S. Plainfield, N.J. 07080

Adele Arslan                  2               Gary D. Hilt                        3
28 Riverside Ave. Apt 6M                      20 Sunset Ave.
Red Bank, N.J. 07701                          Bloomfield, N.J. 07003

Edward Kayatt                10               Joel M. Appel                       5
P.O. Box 95                                   1721 Cooper Road
Bloomingburg, N.Y. 12721                      Scotch Plains, N.J. 07076

Lois J. George                1               Elisabeth Scott                     1
2 Horizon Rd.                                 214 Norman Drive
Ft. Lee, N.J. 07024                           Ramsey, N.J. 07446

Anthony J. Consi             10               Ellen Seitter                       1
52 Buttel Drive                               479 Broad Ave. Apt. 7B
Clifton,  N.J.  07013                         Palisades Park, N.J. 07650

Jennifer Kaye                 5               Richard A. Conklin                  1
244 Whispering Woods Ct.                      1737 Bay Blvd.
Little Silver, N.J. 07739                     Pt. Pleasant, N.J. 08742

Sandy Kaye                    3               Linda and Alexander Cosentino       1
31 Rose Lane                                  29 Heidl Ave.
East Rockaway, N.Y. 11518                     W. Long Branch, N.J. 07764

Gloria DiMartino              2               Michael Ullery                      1
67 E. Palisades Blvd.                         7 Augusta Street
Palisades Pk., N.J. 07650                     Tinton Falls, N.J. 07712

                                  Exhibit 3.2.6

                       Litigation - Northeast (USA) Corp.



Creditors with claims in the aggregate of $121,615 against Northeast for goods and services have filed actions against Northeast. Except for disputed amounts totaling $17,609, these liabilities are reflected in the Northeast Financial Statements attached hereto. Northeast has no valid defense against the non-disputed portion of these amounts.





                                     3.2.10

                      Subsidiaries of Northeast (USA) Corp.



1. Northeast Consulting Ltd., Shenyang China. Owned 100%. Northeast has abandoned this subsidiary and written off its investment therein. There has been no formal dissolution as of this date.

2. United Vitatech Pharmaceuticals Ltd., Shenyang, China. 56% owned. Northeast has advised the 44% stockholder that it no longer has interest in pursuing this venture.

                                 Exhibit 3.2.11

           Joint Venture and Other Agreements of Northeast (USA) Corp.



          Northeast is party to joint venture agreement with the Northeast General Pharmaceutical Factory in Shenyang China. A joint venture company United Vitatech Pharmaceuticals Ltd. was formed in China. Northeast (USA) Corp. has not fulfilled its obligations under the joint venture agreement. See the Notes to the Financial Statements attached hereto for disclosure relative thereto.